Exhibit 99.1

Target Group Inc. signs multi-year agreement with Cannavolve Inc. as Representative to Sell Recreational Cannabis-Derived Products Across Canada

December 13th, 2018 – Toronto, Ontario – Target Group Inc. (OTCQB: CBDY). (the “Company”)  announced that is has entered into a multi-year sales partnership with Cannavolve Inc. to support their adult use Cannabis sales within Canada after legalization on October 17th. Cannavolve's experienced team and national agency scope will offer Target Group access to all licensed cannabis retailers across Canada in both government and private channels.

"We are so excited to partner with Target group. Few companies bring such an innovative and vertically integrated approach to the cannabis space. With their global partnership with the highly acclaimed Dutch seed bank Serious Seeds, world class cultivation and processing facilities managed through their Canary division, and the development of ground breaking accessories such as WISP, Target Group will play a leading role in how consumers enjoy cannabis products”, says Cannavolve Partner Trace Hanlon. "Cannavolve has been growing consistently and our sales team is highly motivated to expand Target’s distribution in both recreational and medical cannabis products and solutions."

The team will regularly call on retail stores maximizing market share through staff education, distribution compliance, and point-of-sale marketing. Cannavolve Inc. is a dynamic team of executive level professionals from the Canadian beverage alcohol industry with a combined 40+ years experience successfully navigating government networks and regulatory compliance in controlled substances. With their expertise in retail execution, brand building and sales / marketing strategies, they will assist Target and its subsidiaries with sales and marketing across Canada.

About Cannavolve Inc.

Cannavolve is an independent, recreational cannabis sales and marketing agency established to represent Licensed Producers and Licensed Processors of quality-assured cannabis, and global suppliers of cannabis accessories.  Cannavolve offers a choice of national or regional licensed non-medicinal retail field coverage, innovative, compliant marketing solutions and government board navigation services.  By leveraging analytic data, extensive B2B experience and a best in class sales team, Cannavolve delivers results for our suppliers and retail partners through custom tailored commercial strategies and execution. Cannavolve operates nationally with regional offices in Halifax, Montreal, Toronto, Calgary and Vancouver. For more information, visit Cannavolve.ca

About Target Group Inc. (OTCQB: CBDY)

Target Group, Inc. is a diversified and vertically integrated progressive company with focus on both national and international presence. The Company operates a wholly-owned late stage Canadian licensed producer regulated under Health Canada’s Access to Cannabis for Medical Purposes Regulations (ACMPR): Canary RX, which operates a 44,000 square foot facility located in Norfolk County, Ontario. The Company has begun structuring multiple international production and distribution platforms and intends to continue rapidly expanding its global footprint as it focuses on building an iconic brand portfolio whose focus aims at developing cutting edge Intellectual Property among the medical and recreational cannabis markets. Target Group is committed to building industry-leading companies that transform the perception of cannabis and responsibly elevate the overall consumer experience. www.targetgroupinc.ca

Forward-Looking Statements Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Rubin Schindermann

Chief Executive Officer

647 927 4644

SOURCE: TARGET GROUP Inc.